Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS THIRD QUARTER 2018 RESULTS

•	Q3 Revenues Increased 16 Percent Compared with the Prior-Year Quarter

•	Q3 GAAP Operating Income of $57 Million

•
Operating Income Excluding Unusual Items Increased 47 Percent to $58 Million Compared with the Prior-Year Quarter, Exceeding Guidance Due Mainly to Strong Performance in Rail as Well as Lower Corporate Costs

•
Diluted Earnings per Share (GAAP and Adjusted) Totaled $0.40, Increased From GAAP Diluted Earnings per Share of $0.16 and Adjusted Diluted Earnings per Share Excluding Unusual Items of $0.20 in the Prior-Year Quarter

•	2018 Full-Year Adjusted Operating Income Guidance Increased to Between $185 Million to $190 Million; Compared with Prior Range of $175 Million to $185 Million

CAMP HILL, PA (October 31, 2018) - Harsco Corporation (NYSE: HSC) today reported third quarter 2018 results. On a U.S. GAAP ("GAAP") and adjusted basis, third quarter of 2018 diluted earnings per share from continuing operations were $0.40. This figure compares with third quarter of 2017 GAAP diluted earnings per share from continuing operations of $0.16 and adjusted diluted earnings per share from continuing operations of $0.20, which excluded a Metals & Minerals bad debt expense related to a customer that had entered administration in Australia.

GAAP operating income from continuing operations for the third quarter of 2018 was $57 million. Excluding unusual items, operating income was $58 million, which exceeded the Company's previously provided guidance range of $50 million to $55 million.

“Harsco’s businesses, once again, delivered strong quarterly performance reflecting successful execution on our strategic initiatives in recent years as well as positive economic trends in each of our business units,” said Chairman and CEO Nick Grasberger. “We achieved double-digit top line growth in the third quarter, with even greater improvements in profitability and capital returns. Our backlogs also grew significantly in the quarter.”

“This strong business momentum has again enabled us to raise our guidance for the year. Additionally, our visibility has strengthened into 2019, providing us with confidence in our ability to realize further meaningful improvement in revenues and other key performance metrics. Overall, our organization remains focused on developing market-leading innovations and executing against our other growth priorities as we strive to achieve our long-term targets.”

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2018	Q3 2017 (1)
Revenues	$445	$385
Operating income from continuing operations - GAAP	$57	$35
Operating margin from continuing operations - GAAP	12.8%	9.0%
Diluted EPS from continuing operations - GAAP	$0.40	$0.16
Return on invested capital (TTM) - excluding unusual items	15.4%	10.7%
(1) 2017 figures reflect new pension accounting standard

Consolidated Third Quarter Operating Results

Total revenues were $445 million, an increase of 16 percent compared with the prior-year quarter as a result of higher revenues in each of the Company's business segments.

GAAP operating income from continuing operations was $57 million, while operating income excluding unusual items was $58 million for the third quarter of 2018. These figures compare with GAAP and adjusted operating income of $35 million and $39 million, respectively, in the same quarter of last year. Adjusted operating income in each of the Company's operating segments improved in comparison with the prior-year quarter. Also, Corporate spending declined relative to the prior-year period, and therefore contributed to the year-on-year increase in operating income.

The Company's GAAP and adjusted operating margins in the third quarter of 2018 increased to 12.8 percent and 12.9 percent, respectively, versus GAAP and adjusted operating margins of 9.0 percent and 10.2 percent in the third quarter of 2017.

Third Quarter Business Review

Metals & Minerals

($ in millions)	Q3 2018	Q3 2017 (1)	%Change
Revenues	$269	$255	5%
Operating income - GAAP	$29	$24	24%
Operating margin - GAAP	10.9%	9.3%
(1) 2017 figures reflect new pension accounting standard

Revenues increased 5 percent to $269 million, mainly as a result of higher service levels, increased applied products sales and the Altek Group acquisition. These positive factors were partially offset by the impact of foreign currency translation, which lowered segment revenues by approximately $10 million relative to the prior-year quarter. The segment's operating income in the third quarter of 2018 totaled $29 million, or $30 million when excluding unusual items in the quarter. These figures compare with GAAP operating income of $24 million and adjusted operating income of $28 million in the prior-year period. The improvement in adjusted operating earnings is attributable to increased services demand and applied products contributions, as well as positive impacts from net contract changes compared with the third quarter of 2017. General and administrative investments (costs) to support the Company's growth strategy offset a portion of these benefits in the quarter. Lastly, the segment's operating margin was 10.9 percent and adjusted operating margin was 11.1 percent in the third quarter of 2018, compared with an operating margin of 9.3 percent and adjusted operating margin of 11.1 percent in the same quarter of 2017.

Industrial

($ in millions)	Q3 2018	Q3 2017 (1)	%Change
Revenues	$94	$78	20%
Operating income - GAAP	$14	$13	8%
Operating margin - GAAP	14.9%	16.5%
(1) 2017 figures reflect new pension accounting standard

Revenues increased 20 percent to $94 million, due to increased demand and higher product prices. Operating income increased to $14 million from $13 million, and note that the prior-year quarter included a $4 million asset-sale gain from monetizing an industrial grating facility in Mexico. After considering this item, the profit improvement was driven by increased underlying customer demand relative to the prior-year quarter. The segment's operating margin was 14.9 percent, compared with 16.5 percent (or 11.7 percent excluding the gain) in the comparable quarter last year.

Rail

($ in millions)	Q3 2018	Q3 2017 (1)	%Change
Revenues	$83	$51	62%
Operating income - GAAP	$19	$4	nm
Operating margin - GAAP	23.0%	8.6%
(1) 2017 figures reflect new pension accounting standard
nm = not meaningful

Revenues increased 62 percent to $83 million, as a result of increased demand for rail maintenance equipment and after-market parts. The segment's operating income improved to $19 million from $4 million in the prior-year quarter, with the increase attributable to positive demand trends, shipment timing and a more favorable business mix relative to the comparable quarter. Lastly, the segment's operating margin was 23.0 percent in the third quarter of 2018, compared with 8.6 percent in the same quarter of 2017.

Cash Flow

Net cash provided by operating activities totaled $48 million in the third quarter of 2018, compared with $36 million in the prior-year period. Further, free cash flow was $20 million in the third quarter of 2018, compared with $22 million in the prior-year period. The year-over-year change in free cash flow reflects an increase in net capital expenditures, partially offset by an increase in net cash from operating activities.

2018 Outlook

The Company's 2018 guidance is increased to reflect an improved outlook for Rail, as well as lower Corporate spending, as compared with the guidance provided along with the Company's second quarter 2018 results. Rail operating income is expected to increase more than previously anticipated due to improved demand and a more favorable mix of equipment and after-market parts sales. For the year, adjusted operating income in Rail is anticipated to be higher compared with 2017, as increased demand for after-market parts and Protran Technology products will be partially offset by a less favorable mix of equipment sales and lower contributions from contracting services. Corporate spending is also now expected to decline slightly relative to 2017.

The Company's outlook for the Metals & Minerals and Industrial segments are unchanged and the Company anticipates each will realize a meaningful operating income improvement in the fourth quarter of 2018 versus the comparable 2017 quarter. For the year relative to 2017, higher customer steel output and commodity prices, new contract ramp-ups, operational savings and improved profitability in certain applied products businesses in M&M are expected to be only partially offset by exited sites and investments to support M&M growth initiatives. For Industrial, demand growth, a more favorable product mix and manufacturing savings are expected to support a year-on-year increase in operating income compared with 2017.

Key highlights in the Outlook are included below.

Full Year 2018

•
GAAP operating income for the full year is expected to range from $186 million to $191 million; versus $177 million to $187 million previously and compared with 2017 GAAP operating income of $145 million.

•
Adjusted operating income for the full year is expected to range from $185 million to $190 million; versus $175 million to $185 million previously and compared with 2017 adjusted operating income of $150 million.

•
GAAP diluted earnings per share from continuing operations for the full year are expected in the range of $1.35 to $1.40; versus $1.31 to $1.39 previously and compared with 2017 GAAP diluted earnings per share of $0.09.

•
Adjusted diluted earnings per share from continuing operations for the full year are expected in the range of $1.24 to $1.29; versus $1.19 to $1.27 previously and compared with 2017 adjusted diluted earnings per share of $0.74.

•
Free cash flow is expected in the range of $90 million to $100 million, unchanged from prior guidance and compared with $93 million in 2017. The free cash flow outlook anticipates net capital expenditures of between $115 million and $125 million in 2018.

•	Net interest expense is forecasted to range from $36 million to $37 million; compared with $45 million in 2017.

•	The operational effective tax rate is expected to range from 26 percent to 28 percent.

•	Adjusted return on invested capital is expected to range from 14.5 percent to 15.5 percent; compared with 11.5 percent in 2017.

Q4 2018

•	GAAP and adjusted operating income of $39 million to $44 million; compared with GAAP and adjusted operating income of $39 million in the prior-year quarter.

•	GAAP and adjusted earnings per share from continuing operations of $0.26 to $0.31; compared with GAAP earnings per share of $(0.42) and adjusted earnings per share of $0.20 in the prior-year quarter.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 60531310. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through November 14, 2018 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs;(3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the outcome of any disputes with customers, contractors and subcontractors; (15) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (16) implementation of environmental remediation matters; (17) risk and uncertainty associated with intangible assets; and (18) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended				Nine Months Ended
	September 30				September 30
(In thousands, except per share amounts)	2018		2017		2018	2017
Revenues from continuing operations:
Service revenues	$250,890		$246,144		$763,815	$738,059
Product revenues	194,585		138,509		521,670	414,033
Total revenues	445,475		384,653		1,285,485	1,152,092
Costs and expenses from continuing operations:
Cost of services sold	194,459		194,483		589,738	577,200
Cost of products sold	132,262		95,849		367,218	295,367
Selling, general and administrative expenses	59,297		59,993		175,307	168,315
Research and development expenses	1,720		936		4,377	3,096
Other (income) expenses, net	628		(1,237)		1,570	1,729
Total costs and expenses	388,366		350,024		1,138,210	1,045,707
Operating income from continuing operations	57,109		34,629		147,275	106,385
Interest income	574		610		1,649	1,615
Interest expense	(9,665)		(12,122)		(29,241)	(36,180)
Defined benefit pension income (expense)	928		(680)		2,671	(2,054)
Loss on early extinguishment of debt	(125)		—		(1,159)	—
Income from continuing operations before income taxes	48,821		22,437		121,195	69,766
Income tax expense	(13,833)		(8,270)		(24,043)	(25,757)
Income from continuing operations	34,988		14,167		97,152	44,009
Discontinued operations:
Loss on disposal of discontinued business	(433)		(578)		(274)	(538)
Income tax benefit related to discontinued business	96		207		61	193
Loss from discontinued operations	(337)		(371)		(213)	(345)
Net income	34,651		13,796		96,939	43,664
Less: Net income attributable to noncontrolling interests	(1,804)		(498)		(5,795)	(2,438)
Net income attributable to Harsco Corporation	$32,847		$13,298		$91,144	$41,226
Amounts attributable to Harsco Corporation common stockholders:
Income from continuing operations, net of tax	$33,184		$13,669		$91,357	$41,571
Loss from discontinued operations, net of tax	(337)		(371)		(213)	(345)
Net income attributable to Harsco Corporation common stockholders	$32,847		$13,298		$91,144	$41,226
Weighted-average shares of common stock outstanding	80,950		80,637		80,821	80,519
Basic earnings per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.41		$0.17		$1.13	$0.52
Discontinued operations	—		—		—	—
Basic earnings per share attributable to Harsco Corporation common stockholders	$0.41		$0.16	(a)	$1.13	$0.51	(a)
Diluted weighted-average shares of common stock outstanding	83,879		83,136		83,690	82,753
Diluted earnings per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.40		$0.16		$1.09	$0.50
Discontinued operations	—		—		—	—
Diluted earnings per share attributable to Harsco Corporation common stockholders	$0.39	(a)	$0.16		$1.09	$0.50
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2018	December 31 2017
ASSETS
Current assets:
Cash and cash equivalents	$61,736	$62,098
Restricted cash	2,815	4,111
Trade accounts receivable, net	304,165	288,034
Other receivables	55,156	20,224
Inventories	137,768	178,293
Current portion of contract assets	27,870	—
Other current assets	42,068	39,332
Total current assets	631,578	592,092
Property, plant and equipment, net	460,498	479,747
Goodwill	420,351	401,758
Intangible assets, net	83,598	38,251
Contract assets	3,566	—
Deferred income tax assets	39,824	51,574
Other assets	21,002	15,263
Total assets	$1,660,417	$1,578,685
LIABILITIES
Current liabilities:
Short-term borrowings	$7,655	$8,621
Current maturities of long-term debt	7,149	11,208
Accounts payable	149,216	126,249
Accrued compensation	48,617	60,451
Income taxes payable	11,432	5,106
Insurance liabilities	41,436	11,167
Current portion of advances on contracts	43,682	117,958
Other current liabilities	121,887	133,368
Total current liabilities	431,074	474,128
Long-term debt	625,440	566,794
Insurance liabilities	21,761	22,385
Retirement plan liabilities	213,156	259,367
Advances on contracts	10,322	—
Other liabilities	54,273	40,846
Total liabilities	1,356,026	1,363,520
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	141,837	141,110
Additional paid-in capital	187,930	180,201
Accumulated other comprehensive loss	(555,291)	(546,582)
Retained earnings	1,252,840	1,157,801
Treasury stock	(765,765)	(762,079)
Total Harsco Corporation stockholders’ equity	261,551	170,451
Noncontrolling interests	42,840	44,714
Total equity	304,391	215,165
Total liabilities and equity	$1,660,417	$1,578,685

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$34,651	$13,796	$96,939	$43,664
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,319	31,024	92,324	91,519
Amortization	3,054	1,981	7,620	5,989
Deferred income tax expense (benefit)	1,656	(1,415)	1,996	2,018
Dividends from unconsolidated entities	88	74	88	93
Other, net	(552)	(3,141)	2,485	2,567
Changes in assets and liabilities:
Accounts receivable	(7,577)	16,173	(29,022)	(26,633)
Inventories	(7,677)	(23,816)	(18,852)	(30,112)
Contract assets	(9,034)	—	(10,427)	—
Accounts payable	10,188	4,786	17,547	9,045
Accrued compensation	5,607	5,344	(10,438)	979
Advances on contracts	777	(5,055)	(12,339)	(6,534)
Retirement plan liabilities, net	(10,413)	(6,669)	(28,743)	(17,890)
Other assets and liabilities	(2,772)	3,044	(14,164)	8,200
Net cash provided by operating activities	48,315	36,126	95,014	82,905
Cash flows from investing activities:
Purchases of property, plant and equipment	(34,806)	(23,431)	(91,302)	(64,131)
Purchases of businesses, net of cash acquired	—	—	(56,389)	—
Proceeds from sales of assets	5,943	9,212	9,096	10,746
Net proceeds from settlement of foreign currency forward exchange contracts	6,186	280	3,244	4,450
Net cash used by investing activities	(22,677)	(13,939)	(135,351)	(48,935)
Cash flows from financing activities:
Short-term borrowings, net	2,434	(387)	(543)	1,915
Current maturities and long-term debt:
Additions	3,300	2,000	128,158	26,000
Reductions	(31,911)	(18,533)	(75,104)	(65,245)
Dividends paid to noncontrolling interests	(837)	(14)	(5,446)	(1,783)
Sale (purchase) of noncontrolling interests	—	(3,412)	477	(3,412)
Stock-based compensation - Employee taxes paid	(71)	(281)	(3,685)	(1,607)
Deferred financing costs	(183)	—	(537)	(42)
Other financing activities, net	—	(2)	—	(370)
Net cash provided (used) by financing activities	(27,268)	(20,629)	43,320	(44,544)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(906)	1,029	(4,641)	4,058
Net increase (decrease) in cash and cash equivalents, including restricted cash	(2,536)	2,587	(1,658)	(6,516)
Cash and cash equivalents, including restricted cash, at beginning of period	67,087	62,776	66,209	71,879
Cash and cash equivalents, including restricted cash, at end of period	$64,551	$65,363	$64,551	$65,363

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2018		September 30, 2017
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$268,881	$29,338	$255,163	$23,613
Harsco Industrial	93,912	13,959	78,318	12,954
Harsco Rail	82,682	19,000	51,134	4,391
Corporate	—	(5,188)	38	(6,329)
Consolidated Totals	$445,475	$57,109	$384,653	$34,629

	Nine Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2017
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Metals & Minerals	$805,924	$92,734	$761,503	$80,834
Harsco Industrial	269,575	40,550	217,766	25,088
Harsco Rail	209,912	29,570	172,716	18,800
Corporate	74	(15,579)	107	(18,337)
Consolidated Totals	$1,285,485	$147,275	$1,152,092	$106,385

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2018	2017	2018		2017
Diluted earnings per share from continuing operations as reported	$0.40	$0.16	$1.09		$0.50
Harsco Metals & Minerals adjustment to slag disposal accrual (a)	—	—	(0.04)		—
Altek acquisition costs (b)	—	—	0.01		—
Loss on early extinguishment of debt (c)	—	—	0.01		—
Harsco Metals & Minerals Segment bad debt expense (d)	—	0.06	—		0.06
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability (e)	—	—	—		—
Taxes on above unusual items (f)	—	(0.02)	—		(0.02)
Deferred tax asset valuation allowance adjustment (g)	—	—	(0.10)		—
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.40	$0.20	$0.98	(h)	$0.54

(a)	Harsco Metals & Minerals adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America (nine months 2018 $3.2 million pre-tax).

(b)
Costs associated with the acquisition of Altek Europe Holdings Limited and its affiliated entities ("Altek") recorded in the Harsco Metals & Minerals Segment (nine months 2018 $0.8 million pretax) and at Corporate (nine months 2018 $0.4 million pretax).

(c)
Loss on early extinguishment of debt associated with the amending of the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility (nine months 2018 $1.0 million pre-tax).

(d)	Bad debt expense incurred in Harsco Metals & Minerals Segment (Q3 and nine months 2017 $4.6 million pre-tax).

(e)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q3 and nine months 2018 $0.4 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(f)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(g)	Adjustment of certain existing deferred tax asset valuation allowances as a result of the Altek acquisition (nine months 2018 $8.3 million).

(h)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS TO DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended
	December 31
	2017
Diluted loss per share from continuing operations as reported	$(0.42)
Impact of U.S. tax reform on income tax benefit (expense) (a)	0.59
Loss on early extinguishment of debt (b)	0.03
Taxes on above unusual items (c)	(0.01)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.20	(d)

(a)	The Company recorded a charge as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform ($48.7 million).

(b)	Loss on early extinguishment of debt recorded at Corporate ($2.3 million pre-tax).

(c)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(d)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, EXCLUDING UNUSUAL ITEMS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2017
Diluted earnings per share from continuing operations as reported	$0.09
Impact of U.S. Tax reform on income tax benefit (expense) (a)	0.59
Harsco Metals & Minerals Segment bad debt expense (b)	0.06
Loss on early extinguishment of debt (c)	0.03
Taxes on above unusual items (d)	(0.02)
Adjusted diluted earnings per share from continuing operations excluding unusual items	$0.74	(e)

(a)	The Company recorded a charge as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform ($48.7 million).

(b)	Bad debt expense incurred in the Harsco Metals & Minerals Segment ($4.6 million pre-tax).

(c)	Loss on early extinguishment of debt recorded at Corporate ($2.3 million pre-tax).

(d)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(e)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share from continuing operations excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT EXCLUDING UNUSUAL ITEMS (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2018:
Adjusted operating income (loss), excluding unusual items	$29,750	$13,959	$19,000	$(5,188)	$57,521
Revenues as reported	$268,881	$93,912	$82,682	$—	$445,475
Adjusted operating margin (%) excluding unusual items	11.1%	14.9%	23.0%		12.9%

Three Months Ended September 30, 2017:
Adjusted operating income (loss), excluding unusual items	$28,202	$12,954	$4,391	$(6,329)	$39,218
Revenues as reported	$255,163	$78,318	$51,134	$38	$384,653
Adjusted operating margin (%) excluding unusual items	11.1%	16.5%	8.6%		10.2%

Nine Months Ended September 30, 2018:
Adjusted operating income (loss) excluding unusual items	$90,676	$40,550	$29,570	$(15,148)	$145,648
Revenues as reported	$805,924	$269,575	$209,912	$74	$1,285,485
Adjusted operating margin (%) excluding unusual items	11.3%	15.0%	14.1%		11.3%

Nine Months Ended September 30, 2017:
Adjusted operating income (loss), excluding unusual items	$85,423	$25,088	$18,800	$(18,337)	$110,974
Revenues as reported	$761,503	$217,766	$172,716	$107	$1,152,092
Adjusted operating margin (%) excluding unusual items	11.2%	11.5%	10.9%		9.6%

(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension costs ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating margin (%) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2018:
Operating income (loss) as reported	$29,338	$13,959	$19,000	$(5,188)	$57,109
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	412	—	—	—	412
Adjusted operating income (loss), excluding unusual items	$29,750	$13,959	$19,000	$(5,188)	$57,521
Revenues as reported	$268,881	$93,912	$82,682	$—	$445,475

Three Months Ended September 30, 2017:
Operating income (loss) as reported (a)	$23,613	$12,954	$4,391	$(6,329)	$34,629
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	4,589
Adjusted operating income (loss), excluding unusual items	$28,202	$12,954	$4,391	$(6,329)	$39,218
Revenues as reported	$255,163	$78,318	$51,134	$38	$384,653

(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Nine Months Ended September 30, 2018:
Operating income (loss) as reported	$92,734	$40,550	$29,570	$(15,579)	$147,275
Harsco Metals & Minerals adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Altek acquisition costs	753	—	—	431	1,184
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	412	—	—	—	412
Adjusted operating income (loss), excluding unusual items	$90,676	$40,550	$29,570	$(15,148)	$145,648
Revenues as reported	$805,924	$269,575	$209,912	$74	$1,285,485

Nine Months Ended September 30, 2017:
Operating income (loss) as reported (a)	$80,834	$25,088	$18,800	$(18,337)	$106,385
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	$4,589
Adjusted operating income (loss), excluding unusual items	$85,423	$25,088	$18,800	$(18,337)	$110,974
Revenues as reported	$761,503	$217,766	$172,716	$107	$1,152,092

(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC ") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS), EXCLUDING UNUSUAL ITEMS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Metals & Minerals	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2017:
Operating income (loss) as reported (a)	$102,362	$35,532	$32,954	$(25,455)	$145,393
Harsco Metals & Minerals bad debt expense	4,589	—	—	—	4,589
Adjusted operating income (loss), excluding unusual items	$106,951	$35,532	$32,954	$(25,455)	$149,982

(a) On January 1, 2018, the Company adopted changes issued by the Financial Accounting Standards Board related to how employers that sponsor defined benefit pension plans and other postretirement plans present net periodic pension cost ("NPPC") in the statement of operations. Employers are required to report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. Other components of NPPC are required to be presented in the statement of operations separately from the service cost component and outside of the subtotal of income from operations. The amounts presented reflect the adoption of these changes.

The Company’s management believes Adjusted operating income (loss) excluding unusual items, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH USED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2018	2017	2018	2017
Net cash used by operating activities	$48,315	$36,126	$95,014	$82,905
Less capital expenditures	(34,806)	(23,431)	(91,302)	(64,131)
Plus capital expenditures for strategic ventures (a)	437	36	972	432
Plus total proceeds from sales of assets (b)	5,943	9,212	9,096	10,746
Free cash flow	$19,889	$21,943	$13,780	$29,952

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2017
Net cash provided by operating activities	$176,892
Less capital expenditures	(98,314)
Plus capital expenditures for strategic ventures (a)	865
Plus total proceeds from sales of assets (b)	13,418
Free cash flow	$92,861

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment.

The Company's management believes that Free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from (used in) operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2018
(In millions)	Low	High
Net cash provided by operating activities	$205	$225
Less capital expenditures	(125)	(133)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	10	8
Free cash flow	$90	$100

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended September 30
(In thousands)	2018	2017
Income from continuing operations	$64,791	$30,151
Unusual items:
Impact of U.S. tax reform on income tax benefit	48,680	—
Harsco Metals & Minerals Segment adjustment to slag disposal accrual	(3,223)	—
Loss on early extinguishment of debt	3,299	35,337
Altek acquisition costs	1,184	—
Harsco Metals & Minerals Segment change in fair value to contingent consideration liability	412	—
Harsco Rail Segment forward contract loss provision	—	5,000
Harsco Metals & Minerals Segment bad debt expense	—	4,589
Harsco Metals & Minerals Segment cumulative translation adjustment liquidation	—	(1,157)
Taxes on above unusual items (b)	(804)	(12,615)
Deferred tax asset valuation allowance adjustment	(8,292)	—
Net income from continuing operations, as adjusted	106,047	61,305
After-tax interest expense (c)	29,679	30,140

Net operating profit after tax as adjusted	$135,726	$91,445

Average equity	$250,595	$194,242
Plus average debt	630,474	656,437
Average capital	$881,069	$850,679

Return on invested capital excluding unusual items	15.4%	10.7%

(a)
Return on invested capital excluding unusual items is net income (loss) from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)
The Company’s effective tax rate approximated 37% for the trailing twelve months for period ended September 30, 2017 and for the trailing twelve months for period ended September 30, 2018, 37% was used for October 1, 2017 through December 31, 2017 and 23% was used for January 1, 2018 through September 30, 2018, on an adjusted basis, for interest expense. The lower rate for 2018 is due to U.S. Tax reform.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL EXCLUDING UNUSUAL ITEMS TO NET INCOME FROM CONTINUING OPERATIONS AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2017
Income from continuing operations	$11,648
Unusual items:
Impact of U.S. tax reform on income tax benefit	48,680
Harsco Metals & Minerals Segment bad debt expense	4,589
Loss on early extinguishment of debt	2,265
Taxes on above unusual items (b)	(2,052)
Net income from continuing operations, as adjusted	65,130
After-tax interest expense (c)	29,957

Net operating profit after tax as adjusted	$95,087

Average equity	$189,560
Plus average debt	638,964
Average capital	$828,524

Return on invested capital excluding unusual items	11.5%

(a)
Return on invested capital excluding unusual items is net income from continuing operations excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 37% for the year ended December 31, 2017 on an adjusted basis, for interest expense.

The Company’s management believes Return on invested capital excluding unusual items, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.